SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2016

 IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
Registrant’s telephone number, including area code
NOT APPLICABLE
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On June 27, 2016, the Company announced that Eli Jones has been appointed a member of the Company’s Board of Directors. Dr. Jones also will be a member of the Nominating and Corporate Governance Committee. With the appointment of Dr. Jones, which was effective on June 23, 2016, the Company’s Board consists of twelve directors.
A copy of the Company’s press release relating to Dr. Jones’ appointment as director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective June 23, 2016, the Board of Directors of the Company amended Section 3.1 (“Number”) of the Bylaws to change the number of authorized directors of the Company from eleven to twelve. A copy of the Bylaws, as amended, is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit 3.1- Bylaws, as amended.
Exhibit 99.1- Press release of the Company, dated June 27, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: July 29, 2016	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

3.1	Bylaws, as amended.
99.1	Press release of the Company, dated June 27, 2016.